EXHIBIT 99.1

Nanophase Receives Patent for Particle Coating Technology

ROMEOVILLE, Ill., Oct. 7, 2015 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation  (OTCQB:NANX) announced today that it has been granted U.S. patent 9,139,737 for its C3 metal oxide surface treatment technology. Patents in other countries are pending.

The company's new, versatile coating platform provides several benefits for the manufacture of personal care products such as sunscreens and other skin care and color cosmetic products. These benefits include:

  alumina-free photostability for TiO2and ZnO for enhanced compatibility with other sunscreen actives improved dispersibility in nonpolar fluids for more aesthetically pleasing natural sunscreens reduction of exposure to UV induced free radicals

C3 technology makes it easier to achieve novel functionality of products while avoiding undesired qualities. For example, sunscreens can incorporate water resistance without the addition of ingredients that make the product sticky or tacky. Greater dispersibility means a more appealing appearance after sunscreen use, even with larger particles. Improved UV performance when combined with the prevention of UV induced free radicals, helps improve skin protection while enhancing product stability. C3 technology also improves the feel of skin care products containing sunscreens, making them luxurious and silky rather than greasy or heavy.

Nanophase is confident that the advantages of C3 technology will extend beyond the personal care market.

 "While many of the initial benefits from this technology are being applied to sunscreen actives, the breadth of the C3 surface treatments will enable improved photostability and dispersibility to different metal oxides, effects pigments, and traditional pigments both in personal care and industrial applications," said Dr. Harry Sarkas, Nanophase vice president of R&D and an inventor of the technology.

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2008 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements

This press release contains words such as "expects," "shall," "will," "believes," and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company's current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company's results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company's dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company's nanocrystalline materials; the Company's manufacturing capacity and product mix flexibility in light of customer demand; the Company's limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company's dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company's Form 10-K filed March 27, 2015. In addition, the Company's forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

CONTACT: Nancy Baldwin
         Investor Relations
         630-771-6708